                                             EXHIBIT 10.9(i)
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated this 13th day of May, 2009, by and between Presstek, Inc., a Delaware corporation with executive offices located at 10 Glenville Street, Greenwich, Connecticut (the “Employer”) and Jeffrey Jacobson (the “Employee”).

WITNESSETH:

WHEREAS, the Employer and Employee are parties to an Employment Agreement, dated May 10, 2007 (the “Agreement”); and

WHEREAS, in order to manage the Employer’s costs during the current economic environment, Management of Employer had determined to defer the 2009 salary increases of all employees by six months, except where such deferral is not permitted by applicable law; and

WHEREAS, the Employee has voluntarily offered to waive his contractually guaranteed salary increase for six months, from May 10, 2009 until November 10, 2009;  and

WHEREAS, the Employee and Employer desire to modify the Agreement to reflect this waiver of salary increase, while ensuring that for the purpose of calculating the payments and benefits to which Employee is entitled in the event of his termination of employment, the Employee shall be treated as if he did not waive his salary increase.

NOW, THEREFORE, the parties agree as follows:

1.
Employer and Employee agree that Employee’s annual base salary increase from $633,000 to $667,000 shall go into effect on November 10, 2009, rather than on May 10, 2009 as provided in Section 3 of the Agreement.  Employee’s base salary increase from $667,000 to $700,000 will go into effect as provided in the Agreement, on May 10, 2010.  Employee’s target bonus of 75% applicable to the third year of the Agreement shall remain unchanged.

2.
In the event of the termination of employment of Employee, the Employer agrees that the payments and benefits to which Employee is entitled under the Agreement shall be calculated for all purposes as if Employee had not waived for six months his contractually guaranteed salary increase.

3.	Except as set forth herein, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Presstek, Inc.

/s/ Jeffrey Jacobson                                  /s/ James R. Van Horn
_____________________________                                                                                     By: _________________________
Jeffrey Jacobson
                                     VP, General Counsel and Secretary
                                      Title: ________________________